Nicor Gas
Form 10-Q
Exhibit 10.02

EXECUTION VERSION

SECOND AMENDMENT TO THE 5-YEAR CREDIT AGREEMENT

This amendment (the "Amendment"), dated as of October 26, 2006, is entered into by and among NORTHERN ILLINOIS GAS COMPANY and NICOR INC. (each, a "Borrower" and collectively, the "Borrowers"), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (in such capacity, the "Administrative Agent"), and certain of the lenders constituting the Required Lenders (as defined in the 5-Year Credit Agreement, defined below).

The Borrowers, the Administrative Agent and, among others, the financial institutions party thereto (the "Lenders"), are parties to the 5 year credit agreement dated as of September 13, 2005 (as modified and supplemented and in effect from time to time, the "5-Year Credit Agreement"), providing, subject to the terms and conditions thereof, several commitments of the Lenders to make available a revolving letter of credit facility for loans to the Borrowers in an aggregate principal or face amount of $600,000,000.

The Borrowers, the Administrative Agent and the Lenders party to the 5-Year Credit Agreement constituting the Required Lenders, wish now to amend the 5-Year Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions. Except as otherwise defined in this Amendment, terms defined in the 5-Year Credit Agreement are used herein (and in the introductions and recitals hereto) as defined therein.

Section 2.  Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the 5-Year Credit Agreement shall be amended as follows:

2.01. References Generally. References in the 5-Year Credit Agreement (including references to the 5-Year Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder," "hereby," "herein" and "hereof") shall be deemed to be references to the 5-Year Credit Agreement as amended hereby.

2.02. Definitions. Section 1.1 of the 5-Year Credit Agreement shall be amended by amending and restating in their entirety the following definitions:

"“Applicable Repayment Date” means, with respect to each Loan made hereunder, the earlier of (i) the date occurring one day prior to the date which is one year from the date the initial Borrowing of such Loan was advanced, and (ii) the Termination Date. "

"“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of a Borrower, any qualification or exception to such opinion or certification (i) which is of a “going concern” or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which would require an adjustment to such item the effect of which would be to cause the Borrowers to be in violation of Section 7.15 hereof."

"“Indebtedness” means, as to any Person, without duplication: (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person for the deferred purchase price of Property or services (other than in respect of trade accounts payable arising in the ordinary course of business which are not past-due); (iii) all Capitalized Lease Obligations of such Person; (iv) all indebtedness of the kind referred to in (i)-(iii) and (v)-(vii) secured by a Lien on such Person's interest in Property, assets or revenues to the extent of the lesser of the value of such Person's interest in such Property that is subject to such Lien or the principal amount of such indebtedness but excluding any such indebtedness secured by a Lien on any Property or assets owned by others if (A) such Person holds only a leasehold interest or an easement, right-of-way, license or similar right of use or occupancy with respect to such Property or asset and (B) such Person has not assumed or become liable for the payment of such indebtedness; (v) all Guarantees issued by such Person of Indebtedness of another Person; (vi) all obligations of such Person, contingent or otherwise, in respect of any letters of credit (whether commercial or standby) or bankers’ acceptances, and (vii) all obligations of such Person under synthetic (and similar type) lease arrangements; provided that for purposes of calculating such Person’s Indebtedness under such synthetic (or similar type) lease arrangements, such lease arrangement shall be treated as if it were a Capitalized Lease."

"“Property” means any property or asset, of any nature whatsoever, whether real, personal or mixed, tangible or intangible, and whether now owned or hereafter acquired."

"“Related Parties” means, subject to the provisions of Section 11.8 with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates."

"“SEC Disclosure Documents” means all reports on forms 10K, 10Q, and 8K filed by Nicor or Nicor Gas with the SEC prior to the Closing Date."

Section 1.1 of the 5-Year Credit Agreement shall be further amended by adding the following definitions:

"“Guaranty” means the Guaranty dated as of December 22, 2005, as amended or supplemented from time to time, among Nicor, as guarantor, in favor of JPMorgan Chase Bank, N.A., in its capacity as agent for the lenders to the 2 Year Term Loan Agreement."

"“ICC Permitted Investment” means any investment permitted by subsection (a) of Section 340.50 of the rules of the Illinois Commerce Commission."

"“ICC Regulated Transaction” means any transaction between Nicor Gas and Nicor or any wholly-owned subsidiary of Nicor that does not violate the applicable orders, rules and regulations of the Illinois Commerce Commission."

"“2 Year Term Loan Agreement” means the 2 Year Term Loan Agreement dated as of December 22, 2005, as amended or supplemented from time to time, by and among Tropical Shipping and Construction Company Limited, a Cayman Islands exempt company, as borrower, the financial institutions from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent."

"“210-Day Facility Agreement” means (i) the 210-Day Credit Agreement entered into October 26, 2006, as amended or supplemented from time to time, among Nicor Gas, the financial institutions party thereto, JPMorgan Chase Bank, N.A., as administrative agent, ABN AMRO Bank NV, as syndication agent, Wachovia Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch and The Bank of New York, as documentation agents, J.P. Morgan Securities Inc. and ABN AMRO Incorporated, as joint lead-arrangers and bookrunners and (ii) any successive agreements to the 210-Day Credit Agreement referred to in clause (i) above which are on substantially similar terms and are for substantially similar purposes as the credit agreement referred to in clause (i)."

2.03. Extensions. Section 3.2 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 3.2 Extensions.

(a) Requests for Extension. The Borrowers may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 45 days and not later than 35 days prior to each anniversary of the Closing Date (the “Annual Anniversary”), request that each Lender extend such Lender’s Termination Date for an additional year from the Termination Date then in effect hereunder (the “Existing Termination Date”).

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Annual Anniversary and not later than the date (the “Notice Date”) that is 20 days prior to the Annual Anniversary, advise the Administrative Agent whether or not such Lender agrees to such extension and each Lender that determines not to so extend its Commitment Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrowers of each Lender’s determination under this Section no later than the date 15 days prior to the Annual Anniversary (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Borrowers shall have the right on or before the Annual Anniversary to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Each Additional Commitment Lender shall enter into an agreement in form and substance satisfactory to the Borrowers and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Termination Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) the Required Lenders have agreed to extend their Termination Date, then, effective as of the Annual Anniversary, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Commitment Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii) the representations and warranties contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii)  the Borrowers shall deliver a certified copy of their respective Board of Directors' resolutions authorizing such extension; and

(iv) on or before the Termination Date of each Non-Extending Lender, (1) the Borrowers shall have paid in full the principal of and interest on all of the Loans made by such Non-Extending Lender to the Borrowers hereunder and (2) the Borrowers shall have paid in full all other Obligations owing to such Lender hereunder."

2.04 Representations and Warranties. The lead-in to Section 5 of the 5-Year Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Section 5  Each Borrower hereby represents and warrants to each Lender as to itself and, where the following representations and warranties apply to its Subsidiaries or Material Subsidiaries, as to each Subsidiary or Material Subsidiary, as applicable, of such Borrower, as follows:"

2.05. Government Regulation. Section 5.9 of the 5-Year Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Section 5.9  Government Regulation. Neither Borrower nor any Subsidiary of a Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended."

2.06. Property and Liens. Section 5.12 of the 5-Year Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Section 5.12  Ownership of Property; Liens. Each Borrower and each Subsidiary of such Borrower owns good title to, or a valid leasehold interest in, or other enforceable interest in, its Property to the extent owned or leased by it (except where the failure to have such title, a valid leasehold interest or other enforceable interest is not reasonably likely to have a Material Adverse Effect) free and clear of all Liens, except as permitted in Section 7.9."

2.07. Compliance with Agreements. Section 5.13 of the 5-Year Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Section 5.13  Compliance with Agreements. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of either of the Borrowers, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any Contractual Obligation to which either Borrower is a party or by which it is bound or to which it is subject, or constitute a default under any such Contractual Obligation, or result in the creation or imposition of any Lien upon any of the revenues or assets of either of the Borrowers pursuant to the terms of any such Contractual Obligation except as would not have a Material Adverse Effect."

2.08. ERISA. Section 7.4 of the 5-Year Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Section 7.4  ERISA. Each Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is reasonably likely to result in the imposition of a Lien against any of its Properties, except to the extent the imposition of such Lien would not result in a Material Adverse Effect."

2.09. Financial Reports and Other Information. Section 7.6(b) and Section 7.6(d) of the 5-Year Credit Agreement are here by amended and restated in its entirety to read as follows:

"Section 7.6(b).

….

(b) Each financial statement furnished to the Lenders pursuant to subsection (a) of this Section 7.6 shall be accompanied by a Compliance Certificate in the form of Exhibit B hereto signed by the Chief Financial Officer, Vice President - Controller, or Vice President - Treasurer of Nicor. Information required to be delivered pursuant to subsections (a), (d) and (e) of this Section 7.6 shall be deemed to have been delivered on the date on which a Borrower provides notice to the Administrative Agent (via email or otherwise) that such information has been posted on Nicor's website on the Internet at www.nicor.com, at www.sec.gov/edgar/searchedgar/webusers.htm or at another website identified in such notice and accessible by the Lenders without charge, provided that (i) such notice may be included in a Compliance Certificate in the form of Exhibit B and (ii) a Borrower shall deliver paper copies of the information required to be delivered pursuant to subsections (a), (d) and (e) of this Section 7.6 to any Lender that requests such delivery."

"Section 7.6(d).

….

(d) Promptly upon their becoming available, and without duplication of the other materials required to be delivered pursuant to this Agreement, each Borrower will deliver (via email or otherwise) to the Administrative Agent, with copies for each Lender copies of all registration statements and regular periodic reports, if any, which either Borrower shall have filed with the SEC (or any governmental agency substituted therefore) or any national securities exchange."

2.10. Lender Inspection Rights. Section 7.7 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 7.7. Lender Inspection Rights. For purposes of confirming compliance with the Credit Documents or after the occurrence and during the continuance of an Event of Default, upon reasonable notice from the Administrative Agent or the Required Lenders, Borrowers will, permit the Lenders (and such Persons as any Lender may designate) during normal business hours to visit and inspect, under Borrowers’ guidance, any of the Properties of Borrowers or any of their Material Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and with their independent public accountants (and by this provision Borrowers authorize such accountants to discuss with the Lenders (and such Persons as any Lender may designate) the finances and affairs of Borrowers and their Material Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such visit and inspection may be conducted in any twelve month period. Prior to the occurrence of an Event of Default, the Borrowers shall only be required to pay the costs and expenses of professionals retained by the Administrative Agent in connection with any such visit or inspection. After the occurrence of an Event of Default, the Borrowers shall be obligated to pay all reasonable costs and expenses incurred by the Administrative Agent and the Lenders in connection with such visitations and inspections. The Borrowers shall receive advance notice of any proposed discussion with such accountants and shall have the right to participate therein."

2.11. Liens. Section 7.9 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 7.9 Liens. Neither Borrower will, nor will it permit any of its Material Subsidiaries to, create, incur, permit or suffer to exist any Lien on any of its Property, whether now owned or hereafter acquired by such Borrower or any Material Subsidiary of such Borrower; provided, however, that this Section 7.9 shall not apply to or operate to prevent:

(a)  Liens arising by operation of law which are incurred in the ordinary course of business which do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operation of the business of Borrower or any of its Material Subsidiaries;

(b)  Liens for taxes or assessments or other government charges or levies on a Borrower or any Material Subsidiary of a Borrower or their respective Properties which

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are not past due or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of a Borrower; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrowers and their Material Subsidiaries secured by such Liens shall not exceed $20,000,000 at any one time outstanding;

(c)  Liens arising out of judgments or awards against a Borrower or any Material Subsidiary of a Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which such Borrower or such Material Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of Borrower and its Material Subsidiaries secured by such Liens shall not exceed $20,000,000 at any one time outstanding;

(d)  Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real Properties which do not materially impair their use in the operation of the business of a Borrower or any Material Subsidiary of a Borrower;

(e)  Liens existing on the date hereof and Liens granted pursuant to the terms of the Nicor Gas Indenture;

(f)  Liens securing Indebtedness and other obligations; provided that such Liens permitted by this paragraph (f) shall only be permitted to the extent the aggregate amount of Indebtedness and other obligations secured by all such Liens does not exceed ten percent (10%) of the difference between (A) Consolidated Assets as reflected on the most recent balance sheet delivered by Nicor pursuant to Section 7.6, minus (B) the amount of Indebtedness then outstanding under the Nicor Gas Indenture;

(g)  Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(h)  Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits;

(i)  Liens with respect to any surplus assets leased by either Borrower or any of its Material Subsidiaries;

(j)  Liens on any Properties or assets owned by a Person other than either Borrower or any Material Subsidiary of either Borrower if such Borrower or a Material Subsidiary of such Borrower holds only leasehold interests or easements, rights-of-way, licenses or similar rights of use or occupancy with respect to such Properties or assets;

(k)  Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (j), inclusive; provided, however, that the principal amount of

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Indebtedness of either Borrower or any of its Material Subsidiaries secured thereby shall not exceed the principal amount of Indebtedness of such Borrower or any of its Material Subsidiaries so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property of either Borrower or any of its Material Subsidiaries which was subject to the Lien so extended, renewed or replaced;

provided, that, except as may be created under the Nicor Gas Indenture, the foregoing paragraphs shall not be deemed under any circumstance to permit a Lien to exist on (i) any capital stock or other equity interests of Nicor Gas or (ii) Nicor Gas’ natural gas inventory or any receivables arising from the sale of such inventory.

Any Lien which when incurred or permitted to exist complies with the requirements of paragraphs (a) through (k) above may continue to exist, and shall be permitted hereunder, notwithstanding that such Lien if incurred thereafter would not comply with such requirement."

2.12. Investments, Acquisitions, Loans, Advances and Guaranties. Section 7.13 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 7.13 Investments, Acquisitions, Loans, Advances and Guaranties. Neither Borrower will, nor will it permit any Material Subsidiary of such Borrower to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing “Investments”); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

(a) ICC Permitted Investments;

(b) ownership of stock, obligations or securities received in settlement of debts owing to a Borrower or any Subsidiary;

(c) endorsements of negotiable instruments for collection in the ordinary course of business;

(d) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;

(e) Investments (i) in or with respect to either Borrower or any Subsidiary of either Borrower, including intercompany loans, or (ii) existing on the Closing Date;

(f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(g) Investments in Persons engaged in substantially the same lines of business as the Borrowers or any of their Subsidiaries so long as, unless consented to by the Required Lenders, (i) no downgrade in the S&P Rating or Moody’s Rating would occur as a result of the consummation of such Investment, (ii) if such Investment is for the purpose of acquiring another Person, the Board of Directors (or similar governing body) of such Person being acquired has approved being so acquired, and (iii) no Default or Event of Default has occurred and is continuing at the time of, or would occur as a result of, such Investment; and

(h) Guarantees by either Borrower or any of their respective Subsidiaries of any Indebtedness (so long as such Indebtedness is permitted pursuant to Section 7.14) or other obligations of either Borrower or any of their respective Subsidiaries;

(i) Investments, whether directly or indirectly through one or more Subsidiaries, in Triton Container Investments LLC, a cargo container leasing business, made after the Closing Date in an aggregate amount not to exceed $20,000,000 in any one year (with the Closing Date and each anniversary thereof being deemed the first day of a year for calculating compliance with this provision); and

(j) other Investments in addition to those set forth above not to exceed an aggregate amount of (i) $50,000,000 in any one year (with the Closing Date and each anniversary thereof being deemed the first day of a year for calculating compliance with this provision), and (ii) $100,000,000 during the term of this Agreement.

Any Investment which when made complies with the requirements of paragraphs (a) through (i) above may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.13, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby."

2.13. Restrictions on Indebtedness. Section 7.14 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 7.14 Restrictions on Indebtedness. Neither Borrower will, nor will it permit any of its Material Subsidiaries to, issue, incur, assume, create, become liable for, contingently or otherwise, or have outstanding any Indebtedness, provided that the foregoing provisions shall not restrict nor operate to prevent the following Indebtedness:

(a) the Obligations;

(b) any other Indebtedness so long as after giving effect to the incurrence thereof the Borrowers shall be in compliance with the Leverage Ratio set forth in Section 7.15."

2.14. Leverage Ratio. Section 7.15 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 7.15 Leverage Ratio. Nicor will not at the end of any fiscal quarter permit the ratio of its Consolidated Indebtedness to its Capital to exceed 0:70 to 1:00.

For the purposes of the calculation of the ratio of Nicor's Consolidated Indebtedness to Nicor's Capital, (1) any non-cash effects resulting from adoption of the proposed “Statement of Financial Accounting Standards dated March 31, 2006: Employers’ Accounting for Defined Pension and other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)" shall be excluded; (2) any hybrid equity securities, meaning any securities issued by Nicor and/or its Subsidiaries or a financing vehicle of Nicor and/or its Subsidiaries that (i) are classified as possessing a minimum of “intermediate equity content” by S&P, Basket C equity credit by Moody’s, and 50% equity credit by Fitch and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the later of the termination of the Commitments and the repayment in full of the Loans and all other amounts due hereunder, shall be excluded from Nicor's Consolidated Indebtedness and (3) any mandatorily convertible securities, meaning any mandatorily convertible equity-linked securities issued by Nicor and/or its Subsidiaries, so long as the terms of such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to at least 91 days after the later of the termination of the Commitments and the repayment in full of the Loans and all other amounts due hereunder, shall be excluded from Nicor's Consolidated Indebtedness."

2.15. Dividends and Other Shareholder Distributions. Section 7.17(b) of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 7.17 Dividends and Other Shareholder Distributions.

….
(b)  Except as set forth on Schedule 7.17, neither Borrower will permit any of its Material Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Material Subsidiary to: (1) pay dividends or make any other distribution on any of such Material Subsidiary’s capital stock owned by a Borrower or any Material Subsidiary of a Borrower, (2) pay any Indebtedness owed to a Borrower or any other Material Subsidiary, (3) make loans or advances to a Borrower or any other Material Subsidiary, or (4) transfer any of its Property or assets to a Borrower or any other Material Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

(a) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Material Subsidiary; and

(b) customary restrictions contained in any consensual Liens that are permitted pursuant to Section 7.9."

2.16. No Negative Pledges. Section 7.18 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 7.18 No Negative Pledges. Except as set forth on Schedule 7.17, the Borrowers will not, and will not permit any of their Material Subsidiaries to enter into or suffer to exist any agreement (except the Credit Documents) prohibiting the creation or assumption of any security interest upon its properties or assets, whether now owned or hereafter acquired by the Borrowers or their Material Subsidiaries, as applicable; provided, however, in the case of a consensual Lien on assets or property that is permitted pursuant to Section 7.9, the Lien holder may, solely with respect of the assets or property to which such Lien attaches, contract for and receive a negative pledge with respect thereto and the proceeds thereof."

2.17. Transactions with Affiliates. Section 7.19 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 7.19  Transactions with Affiliates. Neither Borrower will, nor will they permit any of their Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate of such Person, including without limitation, for purchase from, sale to or exchange of Property with, for merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except (i) pursuant to the reasonable requirements of a Borrower’s or such Subsidiary’s business and upon terms no less favorable to a Borrower or such Subsidiary than could be obtained in a similar transaction involving a third-party, (ii) any ICC Regulated Transaction, (iii) to the extent such material transaction or arrangement would not result in a Material Adverse Effect, or (iv) as otherwise permitted in this Agreement."

2.18. Non-Business Day. Section 11.2 of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 11.2  Non-Business Day. Except as otherwise expressly provided in this Agreement, if any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

2.19. Notices. Section 11.6(a)(i) of the 5-Year Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 11.6(a)  Notices Generally.

….

(i)  1844 Ferry Road; Naperville, IL 60563
      Attention: Treasurer
      Fax: 630-983-3810
      Confirm No.: 630-388-2800
…."

2.20 Modified Compliance Certificate. Exhibit B shall be amended and restated in its entirety as set forth on Schedule 1.

2.21. Amended Schedule 5.2. Schedule 5.2 (Material Subsidiaries) shall be amended and restated in its entirety as set forth on Schedule 2.

2.22. Permitted Investments. Schedule 7.13 (Permitted Investments) shall be deleted in its entirety from the 5-Year Credit Agreement.

2.23. Amended Schedule 7.17. Schedule 7.17 (Restrictions on Distributions and Existing Negative Pledges) shall be amended and restated in its entirety as set forth on Schedule 3.

Section 3.  Representations and Warranties. Each Borrower represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Section 5 of the 5-Year Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 5 to "this Agreement" included reference to this Amendment and (b) no Default or Event of Default has occurred and is continuing.

Section 4.  Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the receipt by the Administrative Agent of (i) a legal opinion from counsel to the Borrower addressed to the Administrative Agent and the Lenders and (ii) counterparts of this Amendment executed by each Borrower, the Required Lenders and the Administrative Agent.

Section 5.  Waiver. The Required Lenders hereby waive all Defaults and Events of Default, if any, which may have occurred prior to the date of this Amendment resulting from (i) a failure by either Borrower to deliver documents to the Administrative Agent or the Lenders in accordance with Section 7.6 of the 5-Year Credit Agreement as in effect prior to this Amendment, (ii) any condition that existed or action or inaction by either Borrower that was not or may not have been in compliance with Sections 7.9, 7.13(e), 7.14(b), 7.17(b) or 7.18 of the 5-Year Credit Agreement as in effect prior to this Amendment, but would have been in compliance with the 5-Year Credit Agreement as in effect on or after the date hereof, (iii) any inaccuracy in any representation or warranty made by either Borrower prior to this Amendment as to its compliance with Sections 7.6, 7.9, 7.13(e), 7.14(b), 7.17(b) or 7.18 of the 5-Year Credit Agreement as in effect prior to this Amendment, (iv) any inaccuracy in the representation and warranty set forth in Section 5.12 of the 5-Year Credit Agreement as in effect prior to this Amendment or (v) a failure by either Borrower to provide notice of any such failure, condition, action, inaction or inaccuracy referred to in clauses (i) - (iv) above.

Section 6.  Miscellaneous. Except as herein provided, the 5-Year Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterparty hereof. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York, United States of America, without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the 5-Year Credit Agreement to be duly executed and delivered as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY,
as Borrower

By:  /s/ GERALD P. O'CONNOR
Name: Gerald P. O'Connor
Title: Vice President - Treasurer

NICOR INC.,
as Borrower

By:  /s/ GERALD P. O'CONNOR
Name: Gerald P. O'Connor
Title: Vice President - Treasurer

SIGNATURE PAGE TO THE 5-YEAR CREDIT AGREEMENT AMENDMENT

JPMORGAN CHASE BANK, N. A.,
in its individual capacity as a Lender and as Administrative Agent

By:    /s/ GABRIEL J. SIMON
Name:   Gabriel J. Simon
Title:   Assistant Vice President

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

ABN AMRO BANK N. V.

By:    /s/ CHARLES F. RANDOLPH
Name:   Charles F. Randolph
Title:   Managing Director

By:    /s/ ECE Bennett
Name:    Ece Bennett
Title:    Director

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CHICAGO BRANCH (F/K/A THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH)

By:    /s/ TSUGUYUKI UMENE
Name:   Tsuguyuki Umene
Title:   Deputy General Manager

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

WACHOVIA BANK, N. A.

By:   /s/ SHAWN YOUNG
Name:   Shawn Young
Title:   Vice President

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

U.S. BANK NATIONAL ASSOCIATION

By:   /s/ JAMES N. DEVRIES
Name:  James N. Devries
Title:  Senior Vice President

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

THE BANK OF NEW YORK

By:   /s/ RICHARD K. FRONAPFEL, JR.
Name:   Richard K. Fronapfel, Jr.
Title:  Vice President

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

BANCO BILBAO VIZCAYA
ARGENTARIA S.A.

By:  /s/ MARIA T. VIZAN
Name:  Maria T. Vizan
Title:  Vice President - Global Corporate Banking

By:  /s/ JOHN MARTINI
Name:  John Martini
Title:  Vice President - Corporate Banking

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:  /s/ CHARLES W. REED
Name:  Charles W. Reed
Title:  Vice President

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

SUNTRUST BANK

By:   /s/ YANN PIRIO
Name:   Yann Pirio
Title:  Vice President

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

MIZUHO CORPORATE BANK, LTD.

By:  /s/ RAYMOND VENTURA
Name:  Raymond Ventura
Title:  Deputy General Manager

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

FIFTH THIRD BANK (CHICAGO),
A MICHIGAN BANKING CORPORATION

By:  /s/ KIM PUSZCZEWICZ
Name:  Kim Puszczewicz
Title:  Vice President

BANK SIGNATURE PAGE TO 5-YEAR CREDIT AGREEMENT AMENDMENT

SECOND AMENDMENT TO THE 5-YEAR CREDIT AGREEMENT

SCHEDULE 1 TO THE AMENDMENT

MODIFIED EXHIBIT B
COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

This Compliance Certificate is furnished to JPMorgan Chase Bank, N.A., as Administrative Agent pursuant to the Credit Agreement dated as of September 13, 2005, among Northern Illinois Gas Company, an Illinois corporation (“Nicor Gas”), and Nicor Inc., an Illinois corporation (“Nicor”; Nicor Gas and Nicor are each referred to herein as a "Borrower" and collectively as "Borrowers") JPMorgan Chase Bank, N.A., as Administrative Agent and the financial institutions party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected or appointed ___________________of Nicor;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Nicor and its Subsidiaries during the accounting period covered by the financial statements (which financial statements have been posted on Nicor's website on the Internet at www.nicor.com);

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the Borrowers' financial statements for the year/quarter end (which financial statements have been posted on Nicor's website on the Internet at www.nicor.com) or as of the date of this Certificate, except as set forth below; and

4. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule 1 hereto are made and delivered this ___________day of __________, 200_.

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Compliance Calculations for Credit Agreement

CALCULATION AS OF ________ __, 200_

A. Leverage Ratio (Section 7.15)
1. Consolidated Net Worth	$
2. Consolidated Indebtedness	$
3. Capital (Line A1 plus Line A2)	$
4. Leverage Ratio	:1.00	(ratio of Line A2 to Line A3 not to exceed 0.70:1.00)

SCHEDULE 2 TO THE AMENDMENT

AMENDED SCHEDULE 5.2

MATERIAL SUBSIDIARIES

Subsidiary Name	Place of Origin	Ownership
Northern Illinois Gas Company d/b/a Nicor Gas Company	Illinois	Wholly owned by Nicor Inc.
Birdsall Inc.	Florida	Wholly owned by Nicor Inc.
Tropical Shipping and Construction Company Limited	Cayman Islands	Wholly owned by Birdsall Inc.

SCHEDULE 3 TO THE AMENDMENT

AMENDED SCHEDULE 7.17

RESTRICTIONS ON DISTRIBUTIONS AND EXISTING NEGATIVE PLEDGES

Refer to (i) Nicor Gas Indenture as defined in Section 1, (ii) the 210-Day Facility Agreement as defined in Section 1, (iii) the 2 Year Term Loan Agreement as defined in Section 1 and (iv) the Guaranty as defined in Section 1.